SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 30, 1999


                            VALENCE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                     0-20028                77-0214673
  (State or Other Jurisdiction   (Commission              (IRS Employer
    of Incorporation)             File Number)          Identification No.)


                                301 CONESTOGA WAY
                             HENDERSON, NEVADA 89015
                   (Address of Principal Executive Offices)

                (702) 558-1000(Registrant's Telephone Number)

 Not Applicable(Former name or former address, if changed since last report)



                       THIS DOCUMENT CONSISTS OF 5 PAGES.

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Item 5.    OTHER EVENTS

       On July 29, 1999, Valence Technology, Inc. (the "Company") entered into an agreement with an institutional investor for the sale of 501,749 shares of its common stock (the "Common Stock"), $0.001 par value, at a negotiated price of $5.9791 per share for a total purchase price of $3,000,000. The Company completed the issuance of 501,749 shares of its Common Stock on July 30, 1999. The purchase price of the Company's Common Stock reflects the average of recent trading prices of the Common Stock on the Nasdaq National Market, net of an 8% discount, before deduction of offering expenses, estimated to be $49,134.

      The press release announcing such financing is filed herewith as Exhibit
99.1 and incorporated herein by reference.



Item 7.  EXHIBITS.
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    EXHIBIT NUMBER                      DESCRIPTION
    --------------                      ------------
         99.1                        News Release dated August 2, 1999




                                     Page 2
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


August 2, 1999                      VALENCE TECHNOLOGY, INC.




                              By: /s/ LEV M. DAWSON
                                  -----------------------------------------
                                    Lev M. Dawson
                                    Chairman of the Board, Chief Executive
                                    Officer and President




                                     Page 3
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                                  EXHIBIT INDEX
EXHIBITS
--------

99.1        News Release dated August 2, 1999